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                                                                   EXHIBIT 23.3

                          [LETTERHEAD OF MILLIMAN USA]

                                                                    June 8, 2001


Re: Principal Mutual Holding Company


                            CONSENT OF MILLIMAN USA

         We, Milliman USA, formerly named Milliman & Robertson, Inc., consent to the use in the Registration Statement on Form S-1, as Annex A to the Prospectus, of the opinion letter of Mr. McCarthy dated March 31, 2001. We also consent to the references made to Mr. McCarthy, to such opinion letter and to Milliman USA or Milliman & Robertson, Inc. under the following captions in the Prospectus:
"The Demutualization - Payment of Consideration to Eligible Policyholders" and "Experts", copies of which have been provided to us for our review.

                                                   Milliman USA

                                                   By: /s/ DANIEL J. MCCARTHY
                                                      --------------------------

                                                      Daniel J. McCarthy, F.S.A.
                                                      June 8, 2001